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                          NUVEEN EXCHANGE-TRADED FUNDS

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                        MASTER SELECTED DEALER AGREEMENT

                                                                February 9, 2001

Dear Ladies and Gentlemen:

          In connection with public offerings of securities ("Securities") of registered investment companies sponsored by Nuveen Investments ("Nuveen") which are underwritten by a group of underwriters ("Underwriters") which are represented by Nuveen alone or in conjunction with other firms (the "Representatives"), you (a "Dealer") may be offered from time to time the opportunity to purchase a portion of such securities, as a principal, at a discount from the public offering price representing a selling concession or reallowance granted as consideration for services rendered in the distribution of such securities, subject to the terms and conditions of this Agreement.

          1. General. (a) This Agreement sets forth the general terms, conditions and representations applicable to any such purchase. These general terms, conditions and representations may be modified, amended or supplemented in connection with an offering of Securities by telegram, telex, facsimile transmission or other written form (electronic or otherwise) of communication of Nuveen or other Representative of the Underwriters of such offering (any communication in any such form being herein referred to as a "written communication") to you in connection with such offering. This Agreement shall become effective with respect to your participation in an offering of Securities upon your acceptance of any reservation of any such Securities, as a Dealer. Such acceptance shall constitute your acceptance of this Agreement as modified, amended or supplemented by any such written communication.

               (b) As used herein, the term "Agreement" shall mean this Agreement and, after receipt by you of written notice thereof, any amendment or supplement hereto, plus any additional or supplementary terms, conditions and representations contained in the prospectus relating to the offering of Securities or any other written communication to you from Nuveen or any other Representative of the Underwriters of any offering of securities. This Agreement shall constitute a binding agreement between you and Nuveen, individually, and, in respect of a public offering of

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Securities, Nuveen and the other Representatives of the Underwriters of such offering on whose behalf Nuveen is acting.

               (c) This Agreement supersedes any prior understanding you have with Nuveen with respect to the subject matter hereof.

          2. Sales to Selected Dealers. For any specific offering, we will advise you by telegram of the method and terms of offering, the time of the release of the Securities for sale to the public, the initial offering price, the selling concession, the portion of the selling concession allowable to certain dealers (the "reallowance"), the time at which subscription books will be opened, the amount, if any, of Securities reserved for purchase by Dealers and the period of reservation. Subscription books may be closed by us at any time in our discretion without notice, and the right is reserved to reject any subscription in whole or in part. Notification of allotments against the rejections of subscriptions will be made as promptly as practicable. In purchasing Securities, you must rely only on the prospectus, and on no other statements whatsoever, written or oral.

          3. Offering Provisions. Upon receipt of the telegram or letter referred to in Section 2 hereof, promptly on the date set forth in such telegram for release of the Securities for sale to the public, you will reoffer the Securities purchased by you hereunder, subject to receipt and acceptance of the Securities by the Underwriters, and upon the other terms, conditions and representations set forth herein and in the prospectus relating to such Securities. Securities purchased hereunder are to be offered to the public at the initial public offering price set forth in the prospectus, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed by you but only to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740(c) of the Rules of Conduct of the National Association of Securities Dealers, Inc. ("NASD") and who are members in good standing of the NASD or are foreign dealers, not eligible for membership in the NASD, who, in each case, represent to you that they will promptly reoffer such Securities to the public at the initial public offering price set forth in the prospectus and will abide by the conditions with respect to foreign brokers and dealers set forth in the first paragraph of Section 6 hereof.

          If prior to the completion of a distribution of the Securities in an offering, directly or indirectly in connection with their activities under this agreement, Nuveen or an Underwriter of the offering purchases on the open market any Securities purchased by you under this Agreement as part of the offering, you agree to pay Nuveen or the lead Representative of the Underwriters of the offering on demand an amount equal to the concession with respect to the Securities, plus, as applicable, transfer taxes, broker's commission, or dealer's markups, if any, paid in connection with such transactions. Alternatively, Nuveen or the Representatives of the Underwriters of the offering may withhold payment for a period of time of, or determine not to pay, all or any part of the concession with respect to the Securities so received. You will advise Nuveen or any other

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Representative from time to time at our request, of the number of Securities purchased by you hereunder remaining unsold and you agree to sell to us, at our request, for the account of one or more of the Underwriters, such number of such unsold Securities as we may designate, at the initial offering price less an amount to be determined by us, not in excess of the full concession.

          4. Delivery and Payment. Payment for and delivery of Securities purchased by you hereunder will be made through the facilities of the Depository Trust Company, if you are a member, or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date. At the discretion of Nuveen or a Representative of the Underwriters of the offering, we may require you to pay the full public offering price for any offering of Securities. If you are called upon to pay the full public offering price for the Securities purchased by you the concession will be paid to you, less any amounts charged to your account pursuant to Section 3 above, after termination of this Agreement.

          5. Termination. This Agreement shall continue in full force and effect until terminated by either party by five days' written notice to the other; provided, that if this Agreement has become effective with respect to any offering of Securities, this Agreement may not be terminated by you with respect to such offering. It shall remain in full force and effect as to such offering. Notwithstanding any distribution and settlement of accounts, you shall be liable for the proper proportion of any transfer tax or other liability which may be asserted against the Representatives or any of the Underwriters or Dealers based upon the claim that the Dealers, or any of them, constitute a partnership, an association, an unincorporated business or other separate entity.

          6. Position of Selected Dealers and Underwriters. You represent that you are actually engaged in the investment banking or securities business and are a member in good standing of the NASD or that you are a foreign dealer, not eligible for membership in the NASD, which agrees not to offer or sell any Securities in, or to persons who are nationals or residents of, the United States of America. In making sales of Securities, if you are such a member, you agree to comply with all applicable rules of the NASD, including, without limitation, IM 2110-1 (the NASD's Interpretation with Respect to Free-Riding and Withholding) and Rules 2740 and 2750 of the NASD's Rules of Conduct, or, if you are a foreign dealer, you agree to comply with such Interpretation and Rules 2730, 2740 and 2750 of such Rules of Conduct as though you were such a member, and with Rule 2420 as that Rule applies to a non-member broker or dealer in a foreign country. You also confirm that you have complied and will comply with the prospectus delivery requirements of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended including Rule 15c2-8(b) which requires all participating dealers to distribute a copy of the preliminary prospectus relating to the offering of Securities to each person to whom they expect to confirm a sale of the Securities not less than 48 hours prior to the time they expect to mail such confirmation. You are not authorized to give any information or make any representations with respect to an offering of Securities other than those contained in the prospectus for the offering,

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or to act as agent for the issuer, any Underwriter, Representative or Nuveen.

          Neither Nuveen, individually or as Representative of the Underwriters, nor any of the Representatives or Underwriters shall be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Securities Act of 1933, as amended. No obligations on the part of Nuveen will be implied or inferred herefrom. All communications to Nuveen relating to the subject matter of this Agreement should be addressed to John Nuveen & Co. Incorporated, 333 W. Wacker Drive, Chicago, Illinois 60606 (Attention: Tom Muntz), and any notices to you shall be deemed to have been duly given if mailed or telegraphed to you at such address as you shall indicate on the last page of this Agreement.

          7. Blue Sky Matters. Neither Nuveen, individually or as a Representative of the Underwriters, nor any of the Representatives or Underwriters will have any responsibility with respect to the right of any Dealer to sell Securities in any jurisdiction, notwithstanding any information we may furnish in that connection.

          8. Indemnification. You agree to indemnify and hold harmless Nuveen and each Representative and Underwriter of an offering of Securities and each person, if any, who controls Nuveen or any such Representative or Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended or
Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation) (any of the foregoing being hereinafter referred to individually as a "Loss" and collectively, as "Losses") suffered or incurred by any such indemnified person arising out of or in connection with such offering for or on account of or arising from or in connection with (i) any violation of any law, rule or regulation (including any rule of any self-regulatory organization) or (ii) any breach of any representation, warranty, covenant or agreement contained in this Agreement. The foregoing indemnity agreement shall be in addition to any liability which you may otherwise have.

          9. Procedures Relating to Indemnification. (a) An indemnified person under Section 8 of this Agreement (the "Indemnified Party") shall give written notice to you of any Loss in respect of which you have a duty to indemnify such Indemnified Party under Section 8 of this Agreement (a "Claim"), specifying in reasonable detail the nature of the Loss for which indemnification is sought, except that any delay or failure so to notify you shall only relieve you of your obligations hereunder to the extent, if at all, that you are actually prejudiced by reason of such delay or failure.

               (b) If a Claim results from any action, suit or proceeding brought or asserted against an Indemnified Party, you shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in such action, suit or proceeding and participate in such defense thereof, but the fees and expenses of such counsel shall

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be at the expense of the Indemnified Party unless (i) you have agreed in writing to pay such fees and expenses, (ii) you have failed within a reasonable time to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Indemnified Party and you and such Indemnified Party shall have been advised by its counsel that representation of such Indemnified Party and you by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between you and the Indemnified Party (in which case you shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Party). It is understood, however, that you shall, in connection with any one action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Representatives of the offering and that all such fees and expenses shall be reimbursed promptly as they are incurred. You shall not be liable for any settlement of any such action, suit or proceeding effected without your written consent, but if settled with such written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, you agree to indemnify and hold harmless any Indemnified Party from and against any loss, liability, damage or expense by reason by such settlement or judgment.

               (c)  With respect to any Claim not within Paragraph (b) of
Section 9 hereof, you shall have 20 days from receipt of notice from the Indemnified Party of such Claim within which to respond thereto. If you do not respond within such twenty-day period, you shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Claim. If you notify the Indemnified Party within such twenty-day period that you reject such Claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party under applicable law.

          10. Survival. The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreements contained in Sections 8 and 9 hereof, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Representative or Underwriter or any person controlling any Representative or Underwriter, or their directors or officers, (ii) acceptance of any Shares and payment therefor and (iii) any termination of this Agreement.

          11. This Agreement shall be governed by the laws of the State of New York or the laws of such other state as indicated in a written communication to you by Nuveen with respect to any particular securities offering.

          Please confirm your agreement to the foregoing by signing in the space provided

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below and returning to us the enclosed counterpart of this Agreement.


                                         NUVEEN INVESTMENTS


                                         By:
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                                                 Managing Director

Confirmed as of _____________.
                [Date]

_______________________________

By:
   ----------------------------

Title:

Address:

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